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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of Synchronicity, Inc. of
Massachusetts:

We consent to the use in this Registration Statement of Synchronicity, Inc. of Massachusetts on Form S-1 of our report dated February 17, 2000 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting for revenue in 1998) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Boston, Massachusetts
February 18, 2000